SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 7, 2007

BROOKE CAPITAL CORPORATION,
formerly known as FIRST AMERICAN CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Kansas

(State or Other Jurisdiction of Incorporation)

0-25679	48-118574
(Commission File Number)	(I.R.S. Employer Identification No.)

10950 Grandview, Suite 600
Overland Park, Kansas 66210

(Address of Principal Executive Offices)                (Zip Code)

(913) 661-0123

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

At its annual meeting of directors held on June 7, 2007, the board of directors of Brooke Capital Corporation, formerly known as First American Capital Corporation (the “Company”), amended the Company’s bylaws regarding the nomination of directors by the board of directors. The bylaws, as amended, now provide that with respect to nominations made by or at the direction of the board, if over 50% of the voting power of the Company is owned by an individual, group, or another Company, the directors meeting the independent standards imposed by applicable law or any stock exchange on which the Company is listed shall have neither the right nor the obligation as directors to cast votes for nominations of directors, unless specifically required by applicable law or a stock exchanges upon which the Company is listed. Such right and obligation will now rest solely with the authorized representatives of the controlling individual, group or other company. Similar changes were made to the Company’s bylaws with respect to board action to fill vacancies and newly created directorships resulting from an increase in the authorized number of directors.

Item 8.01.   Other Events

At the Company’s annual meeting of shareholders held on June 7, 2007, the shareholders approved an amendment to the Company’s bylaws to change the name of the Company from “First American Capital Corporation” to “Brooke Capital Corporation”. The proposed amendment was disclosed in the Company’s definitive proxy statement mailed to shareholders and filed with the Securities and Exchange Commission prior to the Company’s annual meeting.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1	Amendment to Amended and Restated Bylaws dated April 7, 2005 (Adopted June 7, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooke Capital Corporation
(Registrant)

Date June 12, 2007	By /s/ Robert D. Orr
(Signature)
Robert D. Orr, Chairman
of the Board of Directors, President and
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws dated April 7, 2005 (Adopted June 7, 2007)